Exhibits 5.1 and 23.3

OPINION OF DAVIS POLK & WARDWELL LLP

August 24, 2012

DPL Inc.
1065 Woodman Drive
Dayton, Ohio 45432

Ladies and Gentlemen:

DPL Inc., an Ohio corporation (the “Company”), has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 (File No. 333-         ) (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933 (the “Securities Act”) the offer by the Company (the “Exchange Offer”) to exchange its 6.50% Senior Notes due 2016 and 7.25% Senior Notes due 2021 (together, the “New Notes”) for any and all of its outstanding 6.50% Senior Notes Due 2016 and 7.25% Senior Notes due 2021 (together, the “Old Notes”), respectively.  The Old Notes were originally issued in a transaction exempt from registration under the Securities Act.  The Old Notes have been, and the New Notes will be, issued under the Indenture dated as of October 3, 2011(the “Indenture”) between the Company and Wells Fargo Bank, N.A., as Trustee (the “Trustee”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate, and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, we advise you that, in our opinion the New Notes, when duly executed, authenticated and delivered in exchange for the Old Notes in accordance with the terms of the Indenture and the Exchange Offer, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinion expressed above, we have assumed that, at or prior to the time of delivery of the New Notes, (i) the Registration Statement has been declared effective and such effectiveness shall not have been terminated or rescinded, (ii) the Trustee is validly existing and in good standing under the laws of the jurisdiction of its organization, and (iii) the Indenture is a valid and binding agreement of the Trustee.

DPL Inc.	2	August 24, 2012

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. Insofar as the foregoing opinion involves matters governed by the laws of Ohio, we have relied, without independent inquiry or investigation, upon the opinion of Timothy G. Rice, attached as Annex I hereto, that the Company is validly existing as a corporation in good standing under the laws of the State of Ohio and the issuance of the New Notes has been duly authorized by the Company, and our opinion is subject to the qualifications and exceptions set forth therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Validity of Securities” in the prospectus, which is a part of the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours, /s/ Davis Polk & Wardwell LLP

Annex I

OPINION OF TIMOTHY G. RICE

August 24, 2012

DPL Inc.
1065 Woodman Drive
Dayton, Ohio 45432

Re:	DPL Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

I am the Vice President, Acting General Counsel and Corporate Secretary of DPL Inc., an Ohio corporation (“DPL”), and am acting as counsel to DPL in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by DPL with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the issuance by DPL of up to $450,000,000 aggregate principal amount of its 6.50% Senior Notes due 2016 (the “New 2016 Notes”) and up to $800,000,000 aggregate principal amount of its 7.25% Senior Notes due 2021 (the “New 2021 Notes”, and together with the New 2016 Notes, the “New Notes”). The New 2016 Notes will be offered by DPL in exchange for $450,000,000 aggregate principal amount of its outstanding 6.50% Senior Notes due 2016, which have not been registered under the Securities Act, and the New 2021 Notes will be offered by DPL in exchange for $800,000,000 aggregate principal amount of its outstanding 7.25% Senior Notes due 2021, which have not been registered under the Securities Act.  The New Notes will be issued pursuant to an Indenture dated as of October 3, 2011, as supplemented, between Wells Fargo Bank, National Association and DPL, as successor to Dolphin Subsidiary II, Inc.  All capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Registration Statement.

 In rendering my opinions expressed below, I have examined such certificates, corporate and public records, instruments and other documents and reviewed such matters of law as I have considered necessary and appropriate.  In my examination of the foregoing, I have assumed, without independent investigation, (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to me as originals, (iv) the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, (v) the authenticity of the originals of such latter documents, and (vi) that

DPL Inc. Registration Statement on Form S-4
August 24, 2012

each certificate, record, instrument and other document issued by any governmental authority is accurate and complete.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, I am of the opinion that:

1.           DPL has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease or operate its properties.

2.           DPL has duly authorized the issuance of the New Notes.

My opinion as to the good standing of DPL set forth in paragraph 1 above is based solely on my review and examination of the certificate issued by the Ohio Secretary of State regarding the legal existence and corporate good standing of DPL in the State of Ohio.

I am a member of the bar of the State of Ohio and my opinion is limited to the laws of the State of Ohio.

This opinion letter has been prepared for use in connection with the Registration Statement and may not be relied upon for any other purpose.  This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein.

The opinions expressed herein are as of the date hereof, and I assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to my attention or any changes in law that may hereafter occur.

I hereby consent to reliance on this opinion letter and the opinions provided herein by Davis Polk & Wardwell LLP in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement.

                   I hereby consent to the references in the Registration Statement to my name and my position as Vice President, Acting General Counsel and Corporate Secretary of DPL under the caption “Validity of Securities”, and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Timothy G. Rice Timothy G. Rice Vice President, Acting General Counsel and Corporate Secretary DPL Inc.